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                                                                   EXHIBIT 10.1



                                 PROMISSORY NOTE
                                 ---------------

                                JANUARY 25, 2005

JERSEY CITY, NEW JERSEY                                              $2,000,000

FOR VALUE RECEIVED, the undersigned, JAG MEDIA HOLDINGS, INC., a Nevada corporation (the "Company"), promises to pay CORNELL CAPITAL PARTNERS, LP (the "Holder") at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 or other address as the Holder shall specify in writing, the principal sum of TWO MILLION (U.S.) DOLLARS AND 00/100 ($2,000,000.00) and will be payable pursuant to the following terms:

1. AMOUNT OF NOTE. The face amount of this Promissory Note (this "Note") and interest on the amount from time to time outstanding at the rate of twelve percent (12%) per annum shall be payable either out of the net proceeds to be received by the Company under that certain Equity Line Purchase Agreement (the "Equity Line Purchase Agreement") dated as April 9, 2002, as amended on July 8, 2004 and July 21, 2004, between the Company and the Holder, or the Company shall pay all amounts due under this Note in full within six hundred sixty-three (663) calendar days of the date hereof, regardless of the availability of proceeds under the Equity Line Purchase Agreement unless an extension is mutually agreed to by the parties in writing. The Company agrees to escrow thirty five (35) requests for puts under the Equity Line Purchase Agreement in an amount not less than SIXTY THOUSAND DOLLARS ($60,000) and one (1) request for a put under the Equity Line Purchase Agreement in an amount not less than ONE HUNDRED EIGHTY-ONE THOUSAND SIXTEEN DOLLARS AND NINETY-NINE CENTS ($181,016.99) (individually referred to as a "Put Notice" collectively referred to as "Put Notices") as well as reserve out of its authorized but unissued shares of Common Stock THREE MILLION FIVE HUNDRED THOUSAND (3,500,000) shares of the Company's Common Stock to be delivered under Section 2.2(a) of the Equity Line Purchase Agreement (the "Reserved Shares"), which Reserved Shares may be resold by the Holder from time to time pursuant to the Company's Registration Statement on Form SB-2 (Registration No. 333-118029) (the "SB-2 Registration Statement"). Notwithstanding the immediately preceding sentence, the use of the SB-2 Registration Statement may be temporarily suspended by the Company, pursuant to
Section 5.3 of the Equity Line Purchase Agreement. In the event of such suspension, the Company shall promptly notify the Holder of such suspension and the Holder agrees not to deliver any Put Notice during the period in which use of the SB-2 Registration Statement has been suspended (the "Suspension Period"). The parties hereto agree that the aggregate dollar amount reflected in the Put Notices that are not delivered during the Suspension Period (the "Suspension Amount") will be added to the Put Notices delivered immediately after the Suspension Period with the Suspension Amount allocated pro rata among Put Notices representing two times the number of Put Notices that were not delivered during the Suspension Period; provided, however, that the Suspension Amount shall be allocated among not more than a total of ten (10) Put Notices. In the event that during the life of this Note the proceeds from the sales of the Reserved Shares are insufficient to repay all


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amounts due hereunder the Company shall immediately reserve, pursuant to the irrevocable transfer agent instructions dated the date hereof (the "Irrevocable Transfer Agent Instructions") such additional number of shares of the Company's common stock of which the proceeds of the sale of such which shall be sufficient to repay all amounts due hereunder. The Put Notices will be held in escrow by David Gonzalez, Esq., who shall release such requests to the Holder every fourteen (14) calendar days commencing on August 5, 2005. The Holder may at its sole discretion retain and apply the net proceeds of each advance (after deducting any fees owed to the Holder under the terms of the Equity Line Purchase Agreement) to the outstanding balance of this Note as existing from time to time. Interest shall be payable upon the due date of this Note. If this
Note is not paid in full when due, the outstanding principal owed hereunder shall be due and payable in full together with interest thereon for the period after the due date of this Note until payment in full at the rate of fourteen percent (14%) per annum or the highest permitted by applicable law, if lower. During the term of this Note the Company shall have the option to repay the amounts due hereunder in immediately available funds and withdraw any Put Notices yet to be effected provided that each repayment is in an amount not less than Twenty Five Thousand Dollars ($25,000). The Company shall have the right to select the specific Put Notice or Put Notices against which the proceeds of any such repayment shall be applied. In addition, the Company shall have the right, at any time and from time to time, to accelerate the delivery of one or more Put Notices and shall have the right to select the specific Put Notice to be so accelerated.

2. WAIVER AND CONSENT. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

3. COSTS, INDEMNITIES AND EXPENSES. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Holder in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, other than taxes based on the revenue, income or assets of the Holder, and the Company agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

4. EVENT OF DEFAULT. Upon an Event of Default (as defined below), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Holder, and the Holder shall be entitled to seek and institute any and all remedies available to it. No remedy conferred under this Note upon the Holder is intended to be exclusive of any other remedy available to the Holder, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Holder of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Holder to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make payment of the outstanding principal balance plus accrued interest pursuant to this Note within the time prescribed herein or the Company fails to satisfy any other obligation or requirement of the Company under this Note and/or the Irrevocable Transfer Agent Instructions; or (ii) any proceedings under any bankruptcy laws of the United States of America or under any insolvency, not disclosed to the Holder, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed by or against the Company or for all or any part of its property.


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5. MAXIMUM INTEREST RATE. In no event shall any agreed to or actual interest charged, reserved or taken by the Holder as consideration for this Note exceed the limits imposed by New Jersey law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Holder in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Holder's receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

6. CANCELLATION OF NOTE. Upon the repayment by the Company of all of its obligations hereunder to the Holder, including, without limitation, the face amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Holder hereunder shall be applied first against expenses and indemnities, next against interest accrued on the portions of the Note being paid, and next in reduction of the outstanding principal balance of this Note.

7. SEVERABILITY. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

8. AMENDMENT AND WAIVER. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by either party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.


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9. SUCCESSORS. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

10. ASSIGNMENT. This Note shall not be directly or indirectly assignable or delegable by the Company. The Holder may assign this Note as long as such assignment complies with federal and state securities laws.

11. NO STRICT CONSTRUCTION. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party.

12. FURTHER ASSURANCES. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

13. NOTICES, CONSENTS, ETC. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


If to Company:               JAG Media Holdings, Inc.
                             6865 SW 18th Street - Suite B13
                             Boca Raton, FL 33433
                             Attention: Thomas J. Mazzarisi
                             Telephone: (866) 300-7410
                             Facsimile: (561) 892-0821

With Copy to:                Morgan, Lewis & Bockius LLP
                             101 Park Avenue
                             New York, NY  10178
                             Attention: W. Preston Tollinger, Esq.
                             Telephone: (212) 309-6915
                             Facsimile: (212) 309-6273

If to the Holder:            Cornell Capital Partners, L.P.
                             101 Hudson Street, Suite 3700
                             Jersey City, NJ 07302
                             Attention: Mark A. Angelo
                             Telephone: (201) 985-8300
                             Facsimile: (201) 985-8266



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or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The Holder's remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Holder under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Holder contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Every right and remedy of the Holder under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Holder. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

15. GOVERNING LAW; JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. The Company and the Holder each hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of New Jersey sitting in Hudson County, New Jersey and the United States Federal District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company and the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.


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16. NO INCONSISTENT AGREEMENTS. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to each, respectively, in this Note.

17. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

18. WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE HOLDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

19. ENTIRE AGREEMENT. This Note (including the recitals hereto) and the Irrevocable Transfer Agent Instructions set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.


                                JAG MEDIA HOLDINGS, INC.

                                By:
                                    --------------------------------------
                                Name: Thomas J. Mazzarisi
                                Title: Chairman of the Board and Chief
                                       Executive Officer



The undersigned Investor hereby executes this Note to become a party hereto and to confirm its agreement to the covenants related to it contained in this Note.

                                CORNELL CAPITAL PARTNERS, LP
                                By: Yorkville Advisors, LLC
                                Its: General Partner


                                By:
                                    --------------------------------------
                                Name: Mark A. Angelo
                                Title: President and Portfolio Manager




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